                                                                     Exhibit 11

                              Unitrode Corporation

           Computation of Primary and Fully Diluted Earnings per Share


Three months ended                                        April 27, 1996   April 29, 1995
- -----------------------------------------------------------------------------------------

Net income                                                   $ 5,261,416      $ 3,798,834
                                                             ===========       ==========
PRIMARY EARNINGS PER SHARE:
Weighted average of common shares outstanding                 11,478,529       11,689,850
Equivalent shares arising from the assumed
  exercise of stock options                                      376,525          360,727
                                                             -----------       ----------

Weighted average of common and common
  equivalent shares outstanding                               11,855,054       12,050,577
                                                             ===========       ==========
Net income                                                   $       .44       $      .32
                                                             ===========       ==========
FULLY DILUTED EARNINGS PER SHARE:
Weighted average of common and common
  equivalent shares outstanding
  (as determined for primary earnings
  per share above)                                            11,855,054       12,050,577
Incremental shares to reflect full
  dilution                                                            --(1)        41,433(1)
                                                             -----------       ----------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                                    11,855,054       12,092,010
                                                             ===========       ==========
Net income                                                   $       .44       $      .31
                                                             ===========       ==========


- ---------

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
